UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2008 (September 18, 2008)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Suite 2100 Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 18, 2008 Baker Hughes Incorporated (the “Company”) posted the following Operations Report detailing the operational status of its facilities impacted by Hurricane Ike on the Company’s website (www.bakerhughes.com).
“In anticipation of Hurricane Ike, we closed several of our Gulf Coast operations facilities as well as all of our locations in the Houston metropolitan area before the storm made landfall. As of Thursday, September 18, 2008, we had resumed operations at most major Houston metropolitan area facilities. The Baker Oil Tools Navigation facility, the Hughes Christensen facility in The Woodlands, Texas, and the Baker Petrolite manufacturing plant in Bayport are expected to open Friday, September 19, 2008. The Baker Oil Tools facility on Emmott Road is expected to open on Monday, September 22, 2008. In addition, 24 of our facilities along the Gulf of Mexico from Cameron, Louisiana to Galveston, Texas are closed due to power outages and are expected to reopen as power is restored. A damage assessment is still pending at the Baker Hughes Drilling Fluids facility in Galveston. The return to normal levels of operation is dependent upon our customers’ plans to resume activity offshore and in other areas affected by the recent hurricanes.”
Forward-Looking Statements
This Form 8-K (and oral statements made regarding the subjects of this Form 8-K) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “Forward-Looking Statement”). The word “are expected” and similar expressions, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking-statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007; the Company’s subsequent quarterly reports on Form 10-Q; and those set forth from time to time in our other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: September 19, 2008	By:	/s/Sandra E. Alford
Sandra E. Alford
Corporate Secretary

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